UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices) (Zip Code)

(415) 489-4940
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On June 9, 2022, DocuSign, Inc. (the “Company”) reported financial results for the three months ended April 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed incorporated by reference into any registration statement or other filing with the Securities and Exchange Commission made by the Company, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On June 3, 2022, the board of directors (the “Board”) of the Company designated its President, Field Operations, Stephen Shute, age 51, as an “officer” within the meaning of Section 16 of, and Rule 16a-1(f) of the rules promulgated under, the Exchange Act, effective immediately.
Mr. Shute has served as our President, Field Operations since May 2022. From 2015 to March 2022, Mr. Shute served in various roles of increasing responsibility at SAP SE, an enterprise software company, including most recently as President, Global Sales & GTM from July 2021 to March 2022; Global Executive Vice President and Chief Operating Officer, Customer Success from January 2019 to June 2021; Executive Vice President and Chief Business Officer, Americas from July 2017 to December 2018; and Chief Operating Officer North America from 2015 to July 2017. Mr. Shute currently serves as a board advisor to Coveo Solutions Inc., an AI-powered relevance software company. Mr. Shute holds a B.A. in Accounting from the University of Dayton and an MBA from the University of Notre Dame’s Mendoza College of Business.
Pursuant to his offer letter (the “Shute Offer Letter”), Mr. Shute will (i) receive an annual base salary of $500,000; (ii) be eligible to receive annual variable compensation (pro-rated the first year) of $500,000, subject to the achievement of certain performance criteria; (iii) be eligible to receive an initial award of restricted stock units with a target value of $25,000,000, in which 25% of the shares subject to the award will vest on the one-year anniversary of his vesting commencement date, and thereafter 1/16th of the shares subject to the award will vest in twelve successive equal quarterly installments following the first anniversary of the vesting commencement date, subject to his continued employment or service with the Company on each such date; and (iv) be eligible to receive an additional award of restricted stock units with a target value of $5,000,000, in which 100% of the shares subject to the award will vest on the one-year anniversary of his vesting commencement date, subject to his continued employment or service with the Company on such date. The foregoing description of the Shute Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Shute Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended April 30, 2022.
Additionally, the Company has entered into an executive severance and change in control agreement (the “Shute Severance Agreement”) with Mr. Shute, substantially in the form of executive severance and change in control agreements entered into with the Company’s other executive officers.
If Mr. Shute experiences a Qualifying Termination (as defined in the Shute Severance Agreement), subject to certain conditions, including Mr. Shute delivering a release of all employment related obligations of and claims and causes of action against the Company, and depending on whether the Qualifying Termination occurs during a Control Period (as defined in the Shute Severance Agreement), the Company shall provide Mr. Shute with certain severance benefits, including:

•Severance pay, in the form of a lump sum cash payment, less all applicable withholdings and deductions, in an amount equal to twelve months of Mr. Shute’s then-current base salary and up to 100% of Mr. Shute’s target annual bonus for the performance year in which the Qualifying Termination occurs.
•Continued employee benefits in which the Company shall pay Mr. Shute’s COBRA premiums for continuation of all health coverage for up to twelve months.
•For Mr. Shute’s then-outstanding equity compensation awards granted under the Company’s equity incentive plans (other than performance-based equity awards), six months’ vesting acceleration, effective as of Mr. Shute’s termination date.

•For Mr. Shute’s then-outstanding equity compensation awards that otherwise only vest upon satisfaction of performance criteria, the vesting of such awards shall accelerate to the extent provided in the agreement(s) governing such award(s).

Notwithstanding the foregoing, if the Company terminates Mr. Shute without Cause (as defined in the Shute Severance Agreement) within the first twelve months of Mr. Shute’s start date with the Company, his One-Year RSU Grant (as defined in the Shute Severance Agreement) will fully accelerate.
The foregoing description of the Shute Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Shute Severance Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended April 30, 2022.
The Company has entered into its standard form of Indemnification Agreement with Mr. Shute. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 on Form 8-K filed with the Securities and Exchange Commission on December 3, 2020 and incorporated by reference herein.
Mr. Shute does not have any family relationships with any of the Company’s directors or executive officers and, since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and Mr. Shute or any member of his immediate family that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Act, except for the arrangements described in this Current Report on Form 8-K.
(c)
On June 3, 2022, the Board designated its Chief Legal Officer, James Shaughnessy, age 67, as an “officer” within the meaning of Section 16 of, and Rule 16a-1(f) of the rules promulgated under, the Exchange Act, effective immediately.
Mr. Shaughnessy has served as our Chief Legal Officer since May 31, 2022. From 2011 to 2022, Mr. Shaughnessy served in various roles at Workday, Inc., an enterprise software company, including as Senior Advisor, Corporate Affairs from April 2021 to May 2022; Executive Vice President, Corporate Affairs from September 2019 to April 2021; and Senior Vice President, General Counsel & Secretary from 2011 to September 2019. From 2007 to 2011, Mr. Shaughnessy served as Senior Vice President, Chief Administrative Officer and General Counsel of Orbitz Worldwide, Inc., a global online travel company. From 2005 to 2007, Mr. Shaughnessy served as Senior Vice President and General Counsel of Lenovo Group Ltd. In 2004 Mr. Shaughnessy served as Senior Vice President, General Counsel and Secretary of PeopleSoft, and prior to 2004 he held various senior legal positions with Hewlett-Packard Company, Compaq Computer Company and Digital Equipment Corporation. Mr. Shaughnessy holds a B.A. in Political Science from Northern Michigan University and a Master’s degree in Public Policy and a J.D. from the University of Michigan.
Pursuant to his offer letter (the “Shaughnessy Offer Letter”), Mr. Shaughnessy will (i) receive an annual base salary of $510,000; (ii) be eligible to receive a cash bonus of up to 60% of his annual base salary, subject to the achievement of certain performance criteria; and (iii) be eligible to receive an initial award of restricted stock units with a target value of $10,000,000, in which 35% of the shares subject to the award will vest on the one-year anniversary of his vesting commencement date, 35% of the shares subject to the award will vest in four quarterly increments following the first anniversary of the vesting commencement date, 15% of the shares subject to the award will vest in four quarterly increments following the second anniversary of the vesting commencement date, and 15% of the shares subject to the award will vest in four quarterly increments following the third anniversary of the vesting commencement date, subject to his continued employment or service with the Company on each such date. The foregoing description of the Shaughnessy Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Shaughnessy Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended April 30, 2022.
Additionally, the Company has entered into an executive severance and change in control agreement (the “Shaughnessy Severance Agreement”) with Mr. Shaughnessy, substantially in the form of executive severance and change in control agreements entered into with the Company’s other executive officers.
If Mr. Shaughnessy experiences a Qualifying Termination (as defined in the Shaughnessy Severance Agreement), subject to certain conditions, including Mr. Shaughnessy delivering a release of all employment related obligations of and claims and causes of action against the Company, and depending on whether the Qualifying Termination occurs during a Control Period (as defined in the Shaughnessy Severance Agreement), the Company shall provide Mr. Shaughnessy with certain severance benefits, including:

•Severance pay, in the form of a lump sum cash payment, less all applicable withholdings and deductions, in an amount equal to six months of Mr. Shaughnessy’s then-current base salary and up to 50% of Mr. Shaughnessy’s target annual bonus for the performance year in which the Qualifying Termination occurs.
•Continued employee benefits in which the Company shall pay Mr. Shaughnessy ’s COBRA premiums for continuation of all health coverage for up to twelve months.
•For Mr. Shaughnessy’s then-outstanding equity compensation awards granted under the Company’s equity incentive plans (other than performance-based equity awards), six months’ vesting acceleration, effective as of Mr. Shaughnessy’s termination date.
•For Mr. Shaughnessy’s then-outstanding equity compensation awards that otherwise only vest upon satisfaction of performance criteria, the vesting of such awards shall accelerate to the extent provided in the agreement(s) governing such award(s).

The foregoing description of the Shaughnessy Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Shaughnessy Severance Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended April 30, 2022.
The Company has entered into its standard form of Indemnification Agreement with Mr. Shaughnessy. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 on Form 8-K filed with the Securities and Exchange Commission on December 3, 2020 and incorporated by reference herein.
Mr. Shaughnessy does not have any family relationships with any of the Company’s directors or executive officers and, since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and Mr. Shaughnessy or any member of his immediate family that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Act, except for the arrangements described in this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated June 9, 2022 concerning financial results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 9, 2022

DOCUSIGN, INC.

By:	/s/ Cynthia Gaylor
Cynthia Gaylor
Chief Financial Officer
(Principal Accounting and Financial Officer)